UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)⁯
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events

SIGNATURES

Item 8.01 Other Events

On August 14, 2013, J. Michael Pearson, President and Chief Executive Officer of Orion Marine Group, Inc. ("Orion" or the "Company") entered into an individual written sales plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, (a "10b5-1 Plan"). The 10b5-1 Plan provides for the commencement of the exercise of options and cashless sales of stock held by Mr. Pearson on September 14, 2013. In accordance with the Company's Insider Trading Policy, the 10b5-1 Plan was executed during an "open window" trading period following the issuance of its earnings release for the second quarter of 2013 and was approved by the Company's Board of Directors.

Entry into, and the terms of conditions of, the 10b5-1 Plan, are in accordance with the applicable policies of the Company and guidelines specified by Rule10b5-1 issued under the Securities Exchange Act of 1934.

The purpose of the 10b5-1 Plan is to provide Mr. Pearson with the ability to exercise options and sell the underlying common stock in a pre-determined manner, as specified by the in the 10b5-1 Plan, which includes the exercise and sale of specified shares at specified times, and subject to specified limits.

Mr. Pearson's 10b5-1 Plan provides for the exercise of up to 174,594 common stock options and the sale of the common stock acquired through the exercise of such options. The Plan expires on September 15, 2015.

Transactions under the 10b5-1 Plan will be reported to the Securities and Exchange Commission through Form 4 and Form 144 filings in accordance with applicable securities laws, rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.

Date:	August 20, 2013	By:
		Name:	Christopher DeAlmeida
		Title:	Vice President Finance and Accounting